EX-23.1
                           GORDON, HUGHES, & BANKS, LLP
                          5299 DTC Boulevard, Suite 1000
                          Greenwood Village, CO 80111

                             Telephone 303/770/5700
                                Fax 303/770/7581


Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re: Paygard, Inc.
    Commission File #  0-29685


Gentlemen:

     We have read Item 4 included in the Form 8K of Paygard, Inc. Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.





                                         /s/Gordon, Hughes, & Banks, LLP
                                        -----------------------------------
                                            Gordon, Hughes, & Banks, LLP
Denver, Colorado
July 19, 2005